PRODUCT PROMOTION AGREEMENT

         This Agreement is made and entered into this 26th day of September, 2000, by and between Z METRO, INC., a New York corporation with office at 325 West 38th Street, Ste. 1002, New York, New York (hereinafter, "METRO, INC."), f/s/o HEATHER APONIC A/K/A ZOE METRO, an individual residing at 439 West 51st Street, New York NY, (hereinafter, "ZOE"), and SEL-LEB MARKETING, INC. (hereinafter, "SEL-LEB") a New York corporation with offices at 495 River Street, Paterson, New Jersey 07524.

                                    RECITALS

         WHEREAS, ZOE is the sole shareholder, executive officer and employee of METRO, INC., and METRO, INC. has the right to license the name, likeness and designs of ZOE and to provide the services of ZOE as provided for hereunder; and,

         WHEREAS, SEL-LEB is in the business of, INTER ALIA, manufacturing celebrity endorsed consumer products and distributing same through a number of Electronic Retailers (as hereinafter defined)); and

         WHEREAS, METRO, INC. and SEL-LEB wish to enter into an agreement pursuant to which METRO, INC. will provide the services of ZOE, who will assist in the design of, and endorse and promote the Products (as hereinafter defined) Electronic Retailers' Programming Services (as hereinafter defined) throughout the Territory (as hereinafter defined); and

         NOW, THEREFORE, in consideration of the foregoing and the covenants and agreements hereinafter set forth, the parties agree as follows:

         1.       DEFINITIONS.

                  "Electronic Retailers" as used here shall mean entities which sell a variety of consumer products by means of live programming services, via satellite transmissions, broadcast television stations, and via affiliated cable television systems, examples of which are Home Shopping Network and QVC.

                  "Electronic Retailers' Programming Services" as used herein shall mean programming services of a Electronic Retailers' via satellite transmissions, broadcast television stations, and via affiliated cable television systems.

                  "Indemnified Party" as used herein shall mean a party seeking indemnification.


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                  "Indemnifying  Party" as used  herein  shall mean a party from whom indemnification is sought.

                  "Net Sales" as used herein shall mean actual monies paid to and retained by SEL-LEB for the sale of Products, less approved credits, credits allowed customers for returns, and allowances for damaged or defective goods. In the event any purchaser of the Products makes any deduction from monies paid on account of matters not directly related to the sales or the Products, such amount shall be added back in determining net sales. By way of example only, SEL-LEB may sell 100,000 units of Products to an Electronic Retailer at a total invoice price of $1,000,000 with terms of 1% Net 30. The shipment has a damage factor of 3%; therefore the Electronic Retailer must only pay for 97,000 units at an extended cost of $970,000. The Electronic Retailer deducts one percent (1%) for meeting SEL-LEB's payment terms and in full satisfaction of the invoice, pays SEL-LEB $960,300.00. Therefore, Net Sales for the aforementioned example were $960,300.00 from which METRO, INC.'s compensation of ten percent (10%) is calculated.

                  "Personal Appearances" as used herein shall mean appearances at promotional and related social events in order to promote the Products.

                  "Products" as used herein shall mean jewelry, handbags and genuine and imitation leather products endorsed and promoted hereunder by ZOE, and such other consumer products as the parties hereto may from time-to-time mutually agree, in each instance subject to Section 2(g) below.

                  "Promotional Segments" as used herein shall mean excerpts and modifications made by SEL-LEB and/or the Electronic Retailers to the live appearances and Promotional Spots by editing, dubbing, adding to, subtracting from and integrating any or all of ZOE's performances hereunder, subject to
Section 2(g) below.

                  "Promotional Spots" as used herein shall mean television commercials or promotional spots and/or print photography produced in connection with Taping Days.

                  "Property Rights" as used herein shall mean the trade names, trademarks, service marks, materials and other property interests relating to the Products, which are created by SEL-LEB hereunder.

                  "Sell-Off Period" as used herein shall mean the twelve (12) month period following the expiration or earlier termination of this Agreement.

                  "Territory" as used herein shall mean Electronic Retailer's Programming Services throughout the world.)


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

                  "Taping Days" as used herein shall mean a day or portion thereof devoted to the rendering of services in connection with the production of Promotional Spots.

                  "Trademarks" as used herein shall mean registered and common law trademarks belonging to METRO, INC.

                  "Visits"  as used  herein  shall  mean  travel  to  Electronic
Retailers' facilities to appear live on Electronic Retailers' Programming Services to promote or otherwise endorse the Products.

                  "Works in Progress" as used herein shall mean Products which are in the process of manufacture at the time notice of termination is received or given by SEL-LEB.

         2.       PROMOTIONAL SERVICES AND LICENSE.

                  (a)      LIVE APPEARANCES AT ELECTRONIC RETAILERS' STUDIOS.

                  From time to time during the term of this Agreement, METRO, INC. agrees to make ZOE available to make Visits. The dates of such Visits, as well as the duration thereof, shall be subject to ZOE's availability and will be determined by mutual agreement of the parties. METRO, INC. and ZOE understand and agree that, in connection with the coordination of the Visits, SEL-LEB will incur substantial risk and expense and therefore the cancellation of a scheduled Visit by METRO, INC. and/or ZOE (other than due to acts of God, significant illness or injury, death or travel related delays beyond Z METRO and/or ZOE's control) shall constitute a material breach of this Agreement and Z METRO and ZOE agree to indemnify and hold SEL-LEB harmless from and against any and all losses, damages, claims, causes of action and liabilities incurred as a result of such material breach.

                  (b)      PRINT AND VIDEO PROMOTIONAL SPOTS.

                  In addition to the Visits described in Section 2(a), by the mutual agreement of the parties METRO, INC. agrees to make ZOE available from time to time for Taping Days to produce Promotional Spots to be used in connection with promotion and marketing of the Products, subject to Section 3 below. The specific dates for Taping Days shall by determined by mutual agreement of the parties. METRO, INC. and ZOE understand and agree that the coordination of Taping Days will put SEL-LEB to considerable expense and therefore the cancellation of a scheduled Taping Day by METRO, INC. and/or ZOE (other than due to acts of God, significant illness or injury, death or travel related delays beyond Z METRO and/or ZOE's control) with less than fourteen (14) days written notice to SEL-LEB shall constitute a material breach of this Agreement Z METRO and ZOE agree to indemnify and hold SEL-LEB harmless from and against any and all losses, damages, claims, causes


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

of action and liabilities incurred as a result of such material breach.

                  (c)      USE OF PROMOTIONAL SPOTS.

                  As to each of the live appearances in connection with the Visits described in Section 2(a) and the Promotional Spots produced in connection with the Taping Days pursuant to Section 2(b), SEL-LEB shall have the right to make, or cause to have made, such number of Promotional Segments, subject to Section 2(g) below, for use only with regard to the sale of the Products, subject to Section 3 hereof. During the term of this Agreement, SEL-LEB shall have the right to the unlimited use and reuse of any and all of the Promotional Segments, as SEL-LEB may elect, in connection with the promotion, advertising and distribution of the Products, including but not limited to, use as spot announcements on its programming services, commercial advertisements for the Electronic Retailers' Programming Services on other broadcast and cable programming, insert statement stuffers, national and local media space advertising and other direct marketing print methods in connection with the general promotion of the Visits.

                  (d)      USE OF NAME AND LIKENESS.

                  Subject to Section 2(g) below, METRO, INC. and ZOE hereby grant exclusive permission to SEL-LEB, its subsidiaries, Clyde Duneier, Inc., and other affiliates of SEL-LEB agreed to by the parties to use, during the term of this Agreement, its Trademarks and ZOE's name, autograph and likeness in connection with the packaging, promotion, advertising and distribution of the Products in the Territory, subject to Section 2(g) below.

                  (e)      ADDITIONAL PROMOTIONAL SERVICES.

                  At SEL-LEB's request, from time to time during the term of this Agreement, METRO, INC. agrees to make ZOE available to make Personal Appearances. The specific days and events will be determined by mutual agreement of the parties and subject to ZOE's availability. METRO, INC. and ZOE understand and agree that, in connection with the coordination of the Personal Appearances, SEL-LEB will incur substantial risk and expense and therefore the cancellation of a scheduled Visit by METRO, INC. and/or ZOE (other than due to acts of God, significant illness or injury, death or travel related delays beyond Z METRO and/or ZOE's control) shall constitute a material breach of this Agreement Z METRO and ZOE agree to indemnify and hold SEL-LEB harmless from and against any and all losses, damages, claims, causes of action and liabilities incurred as a result of such material breach.

                  (f)      OTHER SERVICES.

                  Without additional cost to SEL-LEB, METRO, INC. shall cause ZOE and its other


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employees and  agents  to  dedicate  commercially  reasonable time to  assisting
SEL-LEB in connection with the designing of the Products.

                  (g)      RIGHT OF APPROVAL.

                  METRO, INC. and ZOE shall have all rights of approval, which shall not be withheld unreasonably, on the use and content of any Promotional Segment or ZOE' name, autograph, or likeness or other results of ZOE services. Such approval shall be deemed to have been given if METRO, INC. or its representatives designated herein as Doug Aponick and Zoe Metro, do not disapprove in writing within seven (7) days of receiving a written request therefor. For purposes of this Section 2(g) a request by SEL-LEB for approval from METRO, INC. and ZOE shall be effective as of the date same is sent by either facsimile or e-mail. Notwithstanding the foregoing, the withholding of approval by METRO and/or ZOE hereunder shall not be deemed to be unreasonable in the event such is withheld based upon aesthetic standards used by METRO in its core business.

         3.       SEL-LEB'S MARKETING RIGHTS.

                  METRO, INC. agrees that, during the term of this Agreement, SEL-LEB shall have the right to market and sell the Products in the Territory, and to use the Promotional Segments in connection therewith.

         4.       TERM.

                  The term of this Agreement shall commence on the date hereof and shall continue, unless sooner terminated as provided herein, up to and thirty (30) months from the date hereof (the "Initial Term"). The Initial Term shall be extended automatically for an additional term of two (2) years in the event (i) METRO, INC. earns Five Hundred Thousand Dollars ($500,000) or greater during the Initial Term; or (ii) upon the mutual agreement of the parties (the "First Additional Term"). The First Additional Term shall be extended automatically for a second additional term of two (2) years in the event (i) METRO, INC. earns One Million Dollars ($1,000,000.00) or greater during the First Additional Term; or (ii) upon the mutual agreement of the parties (the "Second Additional Term"). Thereafter, this Agreement shall be extended automatically for successive periods of one (1) year each (the "Successive Term" or the "Successive Terms") unless either party provides written notice to the other, no less than one hundred and eighty (180) days prior to the expiration of the Second Additional Term or any Successive Term that it does not wish to extend or further extend the term of this Agreement. Such extension of the Second Additional Term or any Successive Term of this Agreement shall be upon the same terms and conditions in force and effect hereunder at the time of each such extension or as otherwise agreed to in writing by the parties.


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


         5.       TERMINATION.

                  (a) Either party may terminate this Agreement in the event of a material default by the other party in the performance of any of its material obligations under this Agreement by giving the defaulting party written notice setting out the nature of such event of default and provided such event of default is not cured within thirty (30) days following such notice.

                  (b) SEL-LEB may terminate this Agreement at any time following the time that it becomes aware that, following the date of this Agreement, METRO, INC. and/or ZOE has committed any act or become involved in any situation or occurrence which brings METRO, INC., ZOE, the Products and/or SEL-LEB into public disrepute, scandal or ridicule, or shocks or offends the community, or derogates from the public image of any of the foregoing by giving written notice to METRO, INC. of such termination.

                  (c) METRO, INC. may terminate this Agreement at any time following the time that it becomes aware that, following the date of this Agreement, SEL-LEB has committed any act or become involved in any situation or occurrence which brings SEL-LEB, METRO, INC., the Products and/or ZOE into public disrepute, scandal or ridicule, or shocks or offends the community, or derogates from the public image of any of the foregoing by giving written notice to SEL-LEB of such termination.

                  (d) During the Sell-Off Period in the event the Trademarks or ZOE's name, autograph and/or likeness are imprinted, affixed or otherwise physically integrated with or into the Products, SEL-LEB shall have the right to dispose of any Products which are on hand at the time of expiration and Works in Progress, if applicable. SEL-LEB shall pay compensation to METRO, INC. with respect to sales during the Sell-Off Period at the rate of five percent (5%) of Net Sales (as defined in Section 6 below). During the Sell-Off Period, SEL-LEB may continue to use the Trademarks and ZOE's name and likeness and the Promotional Segments to promote the sale of the Products. Notwithstanding the foregoing, in the event METRO, INC. causes ZOE to make Visits during the Sell-Off Period, SEL-LEB shall pay compensation to METRO, INC. with respect such sales at the applicable percentage of Net Sales at the time of termination or expiration of the Agreement.

         6.       COMPENSATION.

                  (a) In consideration of METRO, INC.'s grant to SEL-LEB of ZOE's performance and service, and the use of the Trademarks and ZOE's name and likeness in connection with the sale of the Products hereunder, SEL-LEB shall pay METRO, INC. a percentage of Net Sales of the Products, in accordance with the following schedule:


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-------------------------------------------------------------------------------
                      NET SALES                      COMMISSION PERCENTAGE
-------------------------------------------------------------------------------
                $1.00 - 4,999,999.99                          8%
-------------------------------------------------------------------------------
            $5,000,000.00 - 9,999,999.99                      9%
-------------------------------------------------------------------------------
             $10,000,000.00 and greater                       10%
-------------------------------------------------------------------------------

                  (b)      PAYMENT.

                  All sums due and payable to METRO, INC. hereunder shall be paid by SEL-LEB within the thirty (30) day period following ZOE's appearance on an Electronic Retailer's Programming Services on products sold to Electronic Retailers hereunder. Payment shall be accompanied by a detailed statement setting forth sales of Products by SEL-LEB.

                  (c)      AUDIT.

                  METRO, INC., no more than one (1) time per calendar year, at its own cost and expense, upon appropriate notice, and during reasonable hours, will have the right to inspect the books and records of SEL-LEB as they relate to the sales of the Products. In the event that an audit conducted by METRO, INC.'s representatives concludes a discrepancy of greater than five percent (5%), then SEL-LEB shall be obligated to pay METRO, INC. for the expenses incurred in the audit procedure in addition to the discrepancy. The audit shall be conducted by Certified Public Accountants licensed by the State of New York.

         7.       TRAVEL AND OTHER EXPENSES.

                  SEL-LEB shall be responsible for the reasonable travel expenses of ZOE in connection with the Visits, Promotional Appearances, Taping Days and other promotional services hereunder, including coach airfare for one
(1) on domestic flights and business class for one (1) on international flights, lodging, meals, reasonable and direct out-of-pocket expenses and private coach ground transportation to and from airports, hotels, Electronic Retailers' studios, and Personal Appearances.

         8.       SEL-LEB, METRO, INC. AND ZOE'S BEST EFFORTS.

                  METRO, INC. and ZOE warrant that each is free to enter into this Agreement, and render services pursuant hereto. SEL-LEB will consult with ZOE with respect to the dates for all Visits, Taping Days, Personal Appearance dates and other promotional activities. Upon the dates mutually being agreed upon, the dates will be reserved and METRO, INC. and ZOE agree to coordinate ZOE's schedule and other business commitments so as not to conflict with ZOE's


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performance  hereunder.  Once the date has been reserved for a Visit, Taping Day or Personal Appearance, a default in appearance by METRO, INC. and/or ZOE will cause SEL-LEB to suffer extraordinary monetary loss; therefore, the cancellation of such date (with respect to a scheduled Taping Day, the cancellation with less than fourteen (14) days written notice to SEL-LEB) or non-appearance by METRO, INC. and/or ZOE (other than due to acts of God, significant illness or injury, death or travel related delays beyond Z METRO and/or ZOE's control) shall constitute a material breach of this Agreement and Z METRO and ZOE agree to indemnify and hold SEL-LEB harmless from and against any and all losses, damages, claims, causes of action and liabilities incurred as a result of such material breach. METRO, INC. and ZOE agree to exercise their best efforts in rendering the services hereunder. Likewise, SEL-LEB will use its best efforts to promote and market the Products so as to maximize the compensation to METRO, INC. METRO, INC. agrees to make ZOE available to attend and participate in pre-production conferences and meetings, make-up and other activities reasonably necessary or appropriate for the proper performance of services to be rendered hereunder.

         9.       OWNERSHIP OF CERTAIN RIGHTS.

                  (a) Subject to the terms of this Agreement, METRO, INC. and ZOE hereby grant to SEL-LEB, during the term of this Agreement, an exclusive license to use the Trademarks and ZOE's name, likeness, photograph, autograph, and the Promotional Spots and Promotional Segments in connection with the production, manufacture, advertising, merchandising, promotion, distribution and sale solely of Products, in the Territory. SEL-LEB shall not, at any time, knowingly do or suffer to be done any act or thing which may in any way adversely affect any rights of ZOE in and to her name, likeness and/or autograph which, directly or indirectly, may reduce the value thereof or detract from METRO, INC.'s or ZOE's reputation. METRO reserves all rights to the Trademarks and ZOE reserves all rights to her name, likeness and autograph except as specifically granted herein to SEL-LEB; and, ZOE may exercise such rights at any time. In the event of any dispute between SEL-LEB and any other licensee of METRO, INC. and/or ZOE with respect to the products covered by their respective licenses, ZOE shall mediate such dispute in good faith.

                  (b) It is understood and agreed that SEL-LEB shall be the sole and exclusive owner of all right, title and interest in and to the Property Rights. Nothing contained in this Agreement shall be construed as an assignment from SEL-LEB to METRO, INC. or ZOE of any right, title or interest in and to the Property Rights belonging to SEL-LEB, other than those expressly granted herein. METRO, INC. and ZOE recognize the value of the goodwill, which exists or will be developed in connection with the Products, and that the Property Rights and all rights therein and the goodwill pertaining thereto belong exclusively to the SEL-LEB.


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                  (c) SEL-LEB  shall own, and METRO,  INC. and ZOE hereby grant, all rights of every kind and nature in and to all results and proceeds of METRO, INC.'s and ZOE's services hereunder, worldwide, in perpetuity, subject to the limitations provided in Section 3 of this Agreement. In connection therewith, METRO, INC. acknowledges that ZOE's services hereunder are specially ordered and commissioned by SEL-LEB as a "work made for hire" for the sole and exclusive benefit of SEL-LEB.

         10.      RESTRICTIVE COVENANT.

                  (a) During the term of this Agreement and for a period of twenty-four (24) months following termination or expiration hereof, METRO, INC. and ZOE agree that they will not promote, market, otherwise endorse or authorize or permit ZOE's name and/or likeness to be used to promote, market, or otherwise endorse directly or indirectly, any products within the Territory.

                  (b) METRO, INC. and ZOE acknowledge that the services and rights which they are granting SEL-LEB hereunder are extraordinary and unique and cannot be replaced or adequately compensated in money damages, and any breach by METRO, INC. or ZOE of this Agreement will cause irreparable injury to SEL-LEB. Therefore, METRO, INC. and ZOE agree that in the event of a breach of this Section 10, SEL-LEB, in addition to any other remedies that might be available to it, shall be entitled, in additional to bringing suit at law or equity for money or other damages, to obtain injunctive or other equitable relief and, where appropriate, prevent the violation of any of the provisions of this Section 10, prevent ZOE from performing similar services for, furnishing material to or granting conflicting rights to others that are prohibited by this Agreement. In any action to enforce the provisions of this Agreement, METRO, INC. and ZOE shall waive the defense that there is an adequate remedy at law or equity and agrees that SEL-LEB shall have the right to obtain injunctive or other equitable relief without being required to prove actual damages.

         11.      INDEMNIFICATION.

                  (a) METRO, INC. agrees to indemnify, defend and hold harmless SEL-LEB and its subsidiaries and affiliates, and the directors, officers, employees and agents of each of them, from all demands, claims, actions, or causes of action, assessments, losses, damages, liabilities, costs and expenses, including, without limitation, interest, penalties and court costs (including attorneys' fees and expenses not to exceed $10,000.00), asserted against, resulting to or incurred, directly or indirectly, with respect to: (i) any failure by ZOE to perform any of it obligations under this Agreement, (ii) any words spoken or acts done by ZOE in connection with any live appearance


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

under this Agreement (other than as directed or instructed by SEL-LEB or any of its respective employees or agents), and (iii) any violation or infringement (or alleged violation or infringement) of any third party's copyright, trademark, trade name, license or other similar intangible property rights by the mark "HEATHER APONICK A/K/A ZOE METRO" or any other marks licensed by METRO, INC. to SEL-LEB under the terms of this Agreement.

                  (b) SEL-LEB agrees to indemnify, defend and hold harmless METRO, INC. from all demands, claims, actions or causes of action, assessments, losses, damages, liabilities, costs and expenses, including without limitation, interest, penalties and court costs (including attorneys' fees and expenses not to exceed $10,000), asserted against, resulting to or incurred by METRO, INC., directly or indirectly, with respect to: (i) any failure by SEL-LEB to perform any of its obligations under this Agreement, (ii) defects in the Products manufactured and sold by SEL-LEB, (iii) any words spoken or acts done by METRO, INC. and/or ZOE at the direction of SEL-LEB in connection with any live appearances under this Agreement, and (iv) any violation or infringement (or alleged violation or infringement) of any third party's copyright, trademark, trade name, license or other similar intangible property rights provided to METRO, INC. by SEL-LEB under the terms of this Agreement.

                  (c) An Indemnified Party shall give prompt written notice to the Indemnifying Party of any claim, suit or action to which said indemnification may relate. The Indemnifying Party may not settle, or appeal, any claim, suit or action or otherwise compromise such claim, suit or action without the Indemnified Party's prior written approval, which shall not be unreasonably withheld. The Indemnified Party, at its own expense, shall have the right to participate in the defense of any claims, suits, or actions. The above indemnities are and will be deemed and construed to be continuing indemnities and will survive for a period of five (5) years following the termination or expiration of this Agreement.

         12.      CONFIDENTIALITY.

                  (a) As of the date of this Agreement, a confidential relationship shall arise and exist between the parties. During the term hereof and for three (3) years following the expiration of the term of this Agreement, each party shall hold (and shall require its agents, employees and representatives to hold) in confidence any Confidential Information (as hereinafter defined) disclosed to them by the other party or any of such other parties, officers, directors, employees, agents, subsidiaries or affiliates. Without limiting the generality of the foregoing, the parties shall be under a continuing non-delegable duty not to disclose, directly or indirectly, or permit the disclosure, directly or indirectly, of such Confidential Information to any third party, and not to knowingly use or permit the use of such Confidential Information for a purpose not covered by this


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

Agreement. Each party may however disclose the terms of this Agreement to their accountants, attorneys, business advisors or others who have a legitimate reason to know. Such individuals shall be fully advised as to the confidential nature of the information that is being disclosed and agree to maintain such confidentiality.

                  (b) For purposes of this Agreement, "Confidential Information" means all information relating to each party's (and its affiliates') existing and proposed business(es) which they deem to be proprietary and confidential, including without limitation, the terms of this Agreement, all technology, trade secrets, product formulas or design specifications, packaging designs, procedures, formats, data, customer lists, market research, market strategies and the like whether disclosed orally, in writing or by inspection. Notwithstanding anything to the contrary herein stated, the provisions of the Uniform Trade Secrets Act ("UTSA") shall govern.

                  (c) In the event either party (or any of such party's officers, directors, employees, agents or representatives, to whom Confidential Information is disclosed) breaches this Section 12, the other party shall be entitled to bring suit to recover any and all damages that may be sustained and, in addition, shall be entitled to specific performance and/or a temporary or permanent injunction prohibiting and enjoining the further violation of this Agreement. The enumeration on any remedy or remedies herein shall not prevent the non-breaching party from obtaining other damages or remedies allowable or available to it under the law.

                  (d) The provisions of this Section 12 shall not apply with respect to any information or concepts which are or become generally known or available in the parties' trade through no fault of the other party, or which have entered or subsequently enter the public domain through no fault of the other party.

                  (e) Notwithstanding anything to the contrary contained in this
Section 12, after two (2) Visits, METRO, INC. may resource products from relationships established through SEL-LEB for sale and distribution outside of the Territory.

         13.      COMMISSIONS OR OTHER FEES.

                  METRO, INC. represents that METRO, INC. has not used the services of or incurred any obligations to an agent, broker, or finder in connection with the transactions contemplated by this Agreement. If METRO, INC. has used the services of or incurred any obligations to an agent broker or finder, then METRO, INC. shall be liable to such person and SEL-LEB shall be under no obligation for payment to such person on account of this Agreement.

         14.      INDEPENDENT CONTRACTOR STATUS.

                  METRO, INC. agrees that METRO, INC. is an independent contractor of SEL-LEB; that any and all contracts of employment made by METRO, INC. and any and all other contracts which may be made on behalf of METRO, INC., for and in connection with METRO, INC.'s and ZOE's performance under this Agreement, shall be made by METRO, INC. as principal and not as an agent of SEL-LEB; and that METRO, INC. will make full payment of compensation and other amounts payable in connection with any matter on ZOE's part to be performed under any such arrangement.

         15.      ATTORNEYS' FEES.

                  If any litigation or other proceeding is commenced to enforce any provision of this Agreement or to seek a declaration of the rights of the parties hereunder, the prevailing party shall be entitled to recover from the non-prevailing party its reasonable costs, expenses and attorneys fees incurred in connection with such litigation or proceeding, up to $10,000.00.

         16.      WAIVER.

                  No waiver, delay, omission or forbearance in exercising any right, option, duty or power under this Agreement shall affect or impair any party's rights in respect of any default or breach of any of the provisions of this Agreement or any subsequent default or breach of the same or a different kind.

         17.      BINDING EFFECT; NON-ASSIGNABILITY.

                  This Agreement is binding on the parties and their respective executors, administrators, legal representatives and successors. This Agreement and the respective duties and responsibilities of METRO, INC. and ZOE hereunder are not assignable, in whole or in part. SEL-LEB shall have the right to assign this Agreement to any person acquiring all or a significant portion of the assets of SEL-LEB or to a subsidiary or affiliated company in which SEL-LEB shall have a controlling interest, provided that Hal Markowitz is still Chairman of the Board of SEL-LEB and notice of such assignment is given to METRO, INC. Notwithstanding anything to the contrary contained herein, METRO, INC. may assign its rights to collect revenues hereunder to an entity owned and controlled by ZOE, provided (i) that such entity agrees to be bound by the restrictions contained herein; and (ii) METRO, INC. obtains the prior written consent of SEL-LEB, which shall not be unreasonably withheld or delayed.

         18.      CAPTIONS.

                  The captions for the various provisions of this Agreement are provided for convenience of reference only and shall not be used in interpreting any such provision.

         19.      NOTICES.

                  All notices or other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been given on the date of delivery, if personally delivered, or one (1) business day after the date of deposit, if sent by private overnight express carrier, such as Federal Express, next business day delivery, or five (5) business days after having been mailed postage prepaid to the recipient party by United States registered or certified mail, and, in each a case, addressed as follows:

         If to SEL-LEB:                       Sel-Leb Marketing, Inc.
                                              495 River Street
                                              Paterson, New Jersey 07524

         If to METRO, INC.:                   Z METRO, INC.
                                              325 West 38th Street, Ste. 1002
                                              New York, New York

         In each case, with a copy to:        Seth P. Markowitz, Esq.
                                              Markowitz & Roshco, LLP
                                              530 Fifth Avenue, 23rd Floor
                                              New York, New York 10036


or to such address for a party set forth in a notice given to the other party in accordance with this Section 18, provided, however, that notice given in any other manner shall be deemed effective upon receipt by the recipient. Delivery of the copies shall not be necessary for effective notice.

         20.      GOVERNING LAW.

                  This Agreement and the legal relationship among the parties shall be governed by and construed in accordance with the internal laws of the State of New York, without regard to conflicts of law principles.

         21.      ARBITRATION.

                  Any dispute or controversy of any kind or nature, relating to this Agreement or the breach of performance thereof, that shall arise among the parties hereto or their legal representative, but excluding actions for equitable or injunctive relief brought hereunder, shall be settled and determined by arbitration in the City of New York, in accordance with the Commercial Rules then obtaining of the American Arbitration Association, before an arbitrator or arbitrators selected by said Association pursuant to its rules. All costs of arbitration shall be borne as directed by the arbitrators. Judgment upon the award rendered by the arbitrator or arbitrators may be entered in any court having jurisdiction.

         22.      SEVERABILITY.

                  If any provision is declared invalid or otherwise determined to be unenforceable for any reason, such provision shall be deemed to be severable from the remaining provisions, which shall otherwise remain in full force and effect.

         23.      ENTIRE AGREEMENT; AMENDMENT & MODIFICATION.

                  This Agreement sets forth the entire understanding and agreement of the parties with respect to the subject matter covered herein, superseding all prior and contemporaneous understandings and agreements, whether oral or written. This Agreement may not be modified or amended except by a written instrument executed by both parties.

         24.      FORCE MAJEURE.

                  Except with respect to obligations to make payments hereunder, neither party shall be liable for delays, defaults or failures in rendering performance hereunder if such delays, defaults or failures are the result of fire, flood, earthquake, or similar catastrophe; civil commotion, strike, labor dispute, or embargo; lack or failure of transportation facilities, shortage of suitable parts, materials, or labor, or any law, proclamation, or order of any governmental agency; or any other event beyond such party's reasonable control, including but not limited to any delay caused by the other party.

         25.      DESIGN AND MANUFACTURE OF PRODUCTS; QUALITY CONTROL.

                  (a) The contents and workmanship of Products shall at all times be of the highest quality and Products shall be distributed and sold with packaging and sales promotion materials appropriate for highest quality Products.

                  (b)  All  Products  shall  be  manufactured,   sold,  labeled,
packaged, distributed and advertised in accordance with all applicable laws and regulations.

         IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date and year first written above.

SEL-LEB MARKETING, INC.                      Z METRO, INC.



BY:__________________________________        BY:________________________________
NAME:                                        NAME:
TITLE:                                       TITLE:


                 UNDERTAKING BY HEATHER APONICK A/K/A ZOE METRO:

         TO INDUCE SEL-LEB MARKETING, INC. TO ENTER INTO THE FOREGOING AGREEMENT WITH Z METRO, INC., I ACKNOWLEDGE THAT I HAVE READ THE FOREGOING AGREEMENT AND I HEREBY APPROVE ITS TERMS. FURTHER, I AGREE TO PERFORM THE OBLIGATIONS AND ABIDE BY THE RESTRICTIONS CONTAINED THEREIN WHICH ARE APPLICABLE TO ME SPECIFICALLY, THOSE CONTAINED IN SECTIONS 1, 2, 3, 4, 7, 8, 9, 10, 11 AND 12. I CONFIRM THAT Z METRO, INC. IS AUTHORIZED AND EMPOWERED TO ACT ON MY BEHALF IN CONNECTION WITH THE FOREGOING AGREEMENT AND THAT ANY COMPENSATION DUE ME FOR MY SERVICES TO BE PERFORMED HEREUNDER IS SOLELY THE RESPONSIBILITY OF Z METRO, INC. AND NOT OF SEL-LEB MARKETING, INC.


                   ____________________________________________
                   HEATHER APONICK A/K/A ZOE METRO, INDIVIDUALLY